Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-167220) of our report dated March 4, 2011, except for the third paragraph of Note 1, as to which the date is March 29, 2011, relating to the financial statements of Zipcar, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 29, 2011